EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1/A of our report dated September 30, 2021 relating to the December 31, 2020 consolidated financial statements of Energy and Water Development Corp., which appear in this S-1/A. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Orlando, Florida

June 28, 2022

WithumSmith+Brown, PC 200 South Orange Avenue, Suite 1200, Orlando, Florida 32801-3400   T (407) 849 1569   F (407) 849 1119   withum.com

AN INDEPENDENT MEMBER OF HLB - THE GLOBAL ADVISORY AND ACCOUNTING NETWORK